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                                                                    Exhibit 3.86


                         Certificate of Incorporation

      WHEREAS,duplicate originals of Articles of Incorporation of American Heat Video Productions, Inc. Have been received and filed in the office of the Secretary of State, which Articles, in all respects, comply with the requirements of The General and Business Corporation Law:

      NOW, THEREFORE, I, ROY D. BLUNT, Secretary of State of the State of Missouri, by virtue of the authority vested in me by law, do hereby certify and declare American Heat Video Productions, Inc. a body corporate, duly organized this day and that it is entitled to all rights and privileges granted corporations organized under The General and Business Corporation Law; that the address of its initial Registered Office in Missouri is 4943 Buckingham Court, St. Louis, MO 63108 that its period of existence is Perpetual; and that the amount of its Authorized Shares is 30,000 @ no par.

      IN TESTIMONY WHEREOF, I hereunto set my hand and affix the GREAT SEAL of the State of Missouri. Done at the City of Jefferson, this 9th day of May 1986.


Secretary of State
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                     Amendment of Articles of Incorporation

HONORABLE ROY D. BLUNT
SECRETARY OF STATE
STATE OF MISSOURI
P.O. BOX 778
JEFFERSON CITY, MO 65102

      Pursuant to the provisions of The General and Business Corporation Law of Missouri, the undersigned Corporation certifies the following:

1. The present name of the Corporation is American Heat Video Productions, Inc.

The name under which it was originally organized was American Heat Video Productions, Inc.

2. An amendment to the Corporation's Articles of Incorporation was adopted by the shareholders on July 8,1990

3. Article Number Nine is hereby added and shall read as follows:

     There shall be no cumulative voting rights with respect to election cf directors.

4. Of the 26,750 shares outstanding, 26,750 of such shares were entitled to vote on such amendment. The number of outstanding shares of any class entitled to vote thereon as a class were as follows:

            Class                   Number of Outstanding Shares
            Common                  26,750

5.   The number of shares voted for and against the amendment was as follows:

              Class            No. Voted For       No. Voted Against
              Common           18,750              8,000

6. If the amendment changed the number or par value of authorized shares having a par value, the amount in dollars of
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     authorized shares having a par value as changed is: N/A

    If the amendment changed the number of authorized shares without par value, the authorized number of shares without par value as changed and the consideration proposed to be received for such increased authorized shares without par value as are to be presently issued are: N/A

7. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, the following is a statement of the manner in which such reduction shall be effected: N/A

IN WITNESS WHEREOF, the undersigned,President has executed this instrument and its Secretary has affixed its corporate seal hereto and attested said seal on the 12th day of December 1990.

                    PLACE
               CORPORATE SEAL
                    HERE.
              (IF NO SEAL STATE "NONE.)

                                    American Heat Video Production,Inc
                                    Name of Corporation

ATTEST:
Cynthia Almer                       By: Stephen Ray Almer

State of Missouri

County of St. Louis

      I, Lana Beth Ekies, a Notary Public, do hereby certify that on this 12th day of December, 1990, personally appeared before me Stephen Ray Almer who, being by me first duly sworn, declared that he is the President of American Heat Video Productions, Inc. that he signed the foregoing document as President of the corporation, and that the statements therein contained are true. corporation, and that the statements therein contained are true.
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         NOTARIAL SEAL
                                         Lana Beth Ekies

                                         Notary Public